KINDER MORGAN ENERGY
                                 PARTNERS, L.P.

Kinder Morgan Canada Company -- Nova Scotia
Kinder Morgan North Texas Pipeline, L.P. - DE
Kinder Morgan Texas Gas Services LLC - DE
Kinder Morgan Transmix Company, LLC - DE
Kinder Morgan Interstate Gas Transmission LLC - CO
Kinder Morgan Trailblazer, LLC - DE
CGT Trailblazer, LLC - DE
Kinder Morgan Texas Pipeline, L.P. - DE
MidTex Gas Storage Company, LLP - TX
Kinder Morgan Operating L.P. "A" - DE
Kinder Morgan Operating L.P. "B" - DE
Kinder Morgan C02 Company, L.P. - DE
Trailblazer Pipeline Company - IL
Kinder Morgan Bulk Terminals, Inc. - LA
Western Plant Services, Inc. - CA
Dakota Bulk Terminal, Inc. - WI
Delta Terminal Services LLC - DE
RCI Holdings, Inc. - LA
HBM Environmental, Inc. - LA
Milwaukee Bulk Terminals, LLC - WI
Queen City Terminals, Inc. - DE
Kinder Morgan Port Terminals USA LLC - DE
Elizabeth River Terminals LLC - DE
Nassau Terminals LLC - DE
Fernandina Marine Construction Management LLC - DE
Kinder Morgan Port Manatee Terminal LLC - DE
Kinder Morgan Port Sutton Terminal LLC - DE
Pinney Dock & Transport LLC - OH
Kinder Morgan Operating L.P. "C" - DE
Kinder Morgan Operating L.P. "D" - DE
SFPP, L.P. - DE
Kinder Morgan Liquids Terminals LLC - DE
Kinder Morgan Pipeline LLC - DE
Kinder Morgan Tank Storage Terminals LLC - DE
Kinder Morgan 2-Mile LLC - DE
Rahway River Land LLC - DE
Central Florida Pipeline LLC - DE
Southwest Florida Pipeline LLC - DE
Calnev Pipe Line LLC - DE
Kinder Morgan Las Vegas LLC - DE
Colton Processing Facility - CA

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Kinder Morgan Materials Services, LLC - PA
CIG Trailblazer Gas Company, L.L.C. - DE
KIVI Trailblazer, LLC - DE
Kinder Morgan Border Pipeline, L.P. - DE
Tejas Gas, LLC - DL
Gulf Energy Gas, LLC - DE
Gulf Energy Gathering & Processing, LLC - DE
Gulf Energy Marketing, LLC - DE
Hydrocarbon Development, LLC - DE
Kinder Morgan Tejas Pipeline, L.P. - DE
Stellman Transportation, LLC - DE
Kinder Morgan Tejas Pipeline GP LLC - DL
Tejas Energy Partner, LLC - DL
Tejas Gas Systems, LLC - DL
Tejas-Gulf, LLC - DL
Tejas Natural Gas, LLC - DL
Kinder Morgan Pipeline Services of Mexico S. de R.L. de C.V. - Mexico Valley Gas Transmission, LLC - DL
TransColorado LLC - DL
Silver Canyon Pipeline LLC - DL
Kinder Morgan Liquids Terminals St. Gabriel LLC - LA
Kinder Morgan Gas Natural de Mexico S. de R.L. de C.V. - Mexico
KM Production Company GP LLC - DL
Kinder Morgan Production Company LP - DL
Emory B Crane, LLC- LA
Frank L. Crane, LLC - LA
Paddy Ryan Crane, LLC - LA
Agnes B Crane, LLC - LA
KMBT LLC - DL
KM Production Company LP LLC - DL
KM Crane LLC - MD
MJR Operating LLC - MD
Kinder Morgan West Texas Pipeline, L.P. - DL
Kinder Morgan Southeast Terminals LLC - DL
International Marine Terminals -- LA
I.M.T. Land Corp. - LA
ICPT, L.L.C. - LA
KM Crude Oil Pipelines GP LLC - DL
KM Crude Oil Pipelines LP LLC - DL
Kinder Morgan Crude Oil Pipelines, L.P. - DL
Kinder Morgan Carbon Dioxide Transportation Company - DL
Pecos Carbon Dioxide Transportation Company - TX
River Consulting, LLC -- LA
KM Acquisition LLC - DL
KM Liquids Partners GP LLC - DL
KM Liquids Terminals, L.P. - DL

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KM Liquids Holdings LLC - DL
Kinder Morgan Wink Pipeline, L.P. - DL
Kinder Morgan River Terminals LLC - TN
Arrow Terminals B.V. - Dutch
Arrow Terminals Canada B. V. - Netherlands
Arrow Terminals Canada Company - NSULC
Kinder Morgan Arrow Terminals LP - DL
Global American Terminals LLC - DL
Kinder Morgan Amory LLC - MS
Kinder Morgan Arrow Terminals Holdings, Inc. - DL
KM Decatur, Inc. - AL
Mid-South Port Transportation LLC - TN
River Terminals Properties, LP - TN
Tajon Holdings, Inc. - PA
River Terminals Properties GP LLC - DL
Guilford County Terminal Company, LLC -NC
TransColorado Gas Transmission Company - CO
KM Upstream LLC -DE
Globalplex Partners, Joint Venture - LA